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                                                                       EXHIBIT 1

                                     FORM OF
                                IRREVOCABLE PROXY

      THIS IRREVOCABLE PROXY (this "IRREVOCABLE PROXY"), dated as of ____________ ___, 2005, is executed and delivered by _________________
("SHAREHOLDER"), a shareholder of Verisity Ltd., an Israeli company (the "Company").

      1. Shareholder Shares. Shareholder is the beneficial owner (as defined below) of ___________________ (__________) outstanding ordinary shares, NIS 0.01 par value per share, of the Company (such shares, together with all other outstanding shares of capital stock or other voting securities of the Company with respect to which Shareholder has beneficial ownership as of the date of this Irrevocable Proxy, and any shares of capital stock or other voting securities of the Company, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of the Company received pursuant to any change in the capital stock of the Company by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like (but not including unexercised options to purchase ordinary shares), are referred to herein as the "SHAREHOLDER SHARES").

      2. Merger Agreement. Concurrently herewith, Cougar, Inc. ("Parent"), Scioto River, Ltd., a wholly owned subsidiary of Parent ("ACQUISITION"), and the Company have entered into an Agreement and Plan of Merger, of even date herewith (as such agreement may hereafter be amended from time to time in conformity with the provisions thereof, the "MERGER AGREEMENT"), pursuant to which Acquisition will merge with and into the Company and the Company shall be the surviving corporation and become a wholly-owned subsidiary of Parent (the "Merger").

      3.    Irrevocable Proxy.

            (a) Shareholder hereby constitutes and appoints Yaakov Shimoni (the "PROXY HOLDER"), with full power of substitution, its true and lawful proxy and attorney-in-fact to vote or caused to be voted at any meeting (and any adjournment or postponement thereof) of the Company's shareholders called for purposes of considering whether to approve the Merger Agreement and transactions contemplated thereby, any Third Party Acquisition or any other transaction, proposal or act below, or to execute a written consent of shareholders in lieu of any such meeting with respect to (if so permitted), all Shareholder Shares that Shareholder is entitled to vote or as to which Shareholder has the right to vote as of the relevant record date as follows: (i) in favor of approval of the Merger Agreement and the transactions contemplated thereby, (ii) against any proposal that would result in a breach by the Company of the Merger Agreement, and (iii) against (A) any Third Party Acquisition, whether or not it constitutes a Superior Proposal, (B) the election of a group of individuals to replace a majority or more of the individuals presently on the Board of Directors of the Company; provided that if one or more individuals presently on the Board of Directors withdraws his or her nomination for reelection at any meeting of shareholders for the election of directors, Shareholder may vote for a replacement director nominated by the
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Company's Board of Directors, or (C) any other action which is intended, or could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the Merger or any other transaction contemplated by the Merger Agreement

            (b) The proxy and power of attorney granted herein shall be irrevocable during the term of this Irrevocable Proxy, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Shareholder with respect to the Shareholder Shares. Shareholder shall not grant to any person any proxy that conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the death or incapacity of Shareholder.

            (c) The Proxy Holder shall have the right to vote the Shareholder Shares as set forth in the Irrevocable Proxy at any meeting of the Company's shareholders and in any action by written consent of the Company's shareholders in lieu of any such meeting in accordance with Section 3(a) hereof. The vote of the Proxy Holder on the matters set forth in Sections 3(a)(i), 3(a)(ii) and 3(a)(iii) hereof shall control in any conflict between a vote of such Shareholder Shares by the Proxy Holder and a vote of such Shareholder Shares by Shareholder.

      4. Termination. This Irrevocable Proxy shall terminate immediately upon the earlier to occur of (a) the termination of the Merger Agreement in accordance with its terms, and (b) the Effective Time of the Merger, as defined in the Merger Agreement.

      5. Definitions. For purposes of this Irrevocable Proxy, "THIRD PARTY ACQUISITION" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "THIRD PARTY"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and Subsidiaries, taken as a whole, other than the sale, lease or license of their products or services in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third Party of fifteen percent (15%) or more of the outstanding Shares or any other securities of the Company; (iv) the adoption by the Company of a plan of total or partial liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any Subsidiary of more than ten percent (10%) of the outstanding Shares or any other securities of the Company; (vi) the acquisition by the Company or any Subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose assets, annual revenue or annual net income is equal or greater than fifteen percent (15%) of the assets, annual revenue or annual net income of the Company or (vii) a proposal for any of the foregoing. For purposes of this Irrevocable Proxy, a "SUPERIOR PROPOSAL" means any bona fide proposal to acquire, directly or indirectly, at least 90% of the Shares then outstanding or all or substantially all of the assets of the Company and otherwise on terms that the Board of Directors of the Company by a majority vote determines in its good faith judgment (after receiving the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's shareholders than the transactions contemplated by the Merger Agreement and to be reasonably

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capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal).

      6.    Miscellaneous.

            (a) Governing Law; Venue; Specific Performance; Waiver of Jury Trial. THIS IRREVOCABLE PROXY SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. THIS IRREVOCABLE PROXY SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. SHAREHOLDER HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK IN RESPECT OF ANY DISPUTE IN CONNECTION WITH THIS IRREVOCABLE PROXY INCLUDING THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS IRREVOCABLE PROXY AND OF THE DOCUMENTS REFERRED TO IN THIS IRREVOCABLE PROXY, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY. SHAREHOLDER HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS IRREVOCABLE PROXY OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. SHAREHOLDER HEREBY CONSENTS TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HERETO OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

            SHAREHOLDER AGREES THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS IRREVOCABLE PROXY WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. IT IS ACCORDINGLY AGREED THAT THE PROXY HOLDER SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OF THIS IRREVOCABLE PROXY AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS IRREVOCABLE PROXY IN ANY COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY.

            SHAREHOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS IRREVOCABLE PROXY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SHAREHOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. SHAREHOLDER CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER,
(II) SHAREHOLDER UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER AND (III) SHAREHOLDER MAKES THIS WAIVER VOLUNTARILY.

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      (b)   Counterparts. This Irrevocable Proxy may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

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      IN WITNESS WHEREOF, Shareholder has caused this Irrevocable Proxy to be duly executed as of the day and year first above written, and Proxy Holder has duly acknowledged such Irrevocable Proxy.

                                       SHAREHOLDER


                                       -----------------------------------------

                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Address:
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ACKNOWLEDGED AND ACCEPTED:


----------------------------
Yaakov Shimoni